FOR IMMEDIATE RELEASE:

SERVICE CORPORATION INTERNATIONAL
ANNOUNCES SECOND QUARTER 2010 FINANCIAL RESULTS AND
INCREASES CASH FLOW OUTLOOK FOR 2010

- Conference call on Thursday, July 29, 2010, at 9:00 a.m. Central Time.

HOUSTON, Texas, July 28, 2010 . . . Service Corporation International (NYSE:  SCI), the largest provider of deathcare products and services in North America, today reported results for the second quarter 2010.  Our unaudited condensed consolidated financial statements can be found at the end of this press release.  The table below summarizes our key financial results:

(In millions, except for per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$555.3	$513.9	$1,086.1	$1,024.5
Operating income	$95.9	$69.1	$181.6	$154.6
Net income attributable to common stockholders	$40.3	$23.1	$71.2	$57.6
Diluted earnings per share	$.16	$.09	$.28	$.23
Earnings from continuing operations excluding special items(1)	$37.7	$30.0	$72.1	$60.9
Diluted earnings per share from continuing operations excluding special items(1)	$.15	$.12	$.28	$.24
Diluted weighted average shares outstanding	253.6	251.1	254.9	250.7
Net cash provided by operating activities	$77.1	$69.7	$186.0	$211.1
Net cash provided by operating activities excluding special items(1)	$78.6	$69.7	$187.5	$211.1

(1)
Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided from operating activities are non-GAAP financial measures. A reconciliation to net income, diluted earnings per share, and net cash provided from operating activities computed in accordance with GAAP can be found later in this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP Financial Measures”.

Highlights:

–
Diluted earnings per share from continuing operations excluding special items was $0.15 in the second quarter 2010 compared to $0.12 in the prior year second quarter. The increase was primary attributable to higher revenues and gross profit, particularly in the funeral segment, reflecting the Keystone and Palm Mortuaries acquisitions.

–
Funeral gross profit increased $6.4 million, or 9.0%, and the funeral gross margin percentage declined marginally to 20.5%.  On a comparable or same-store basis, funeral gross profits were relatively flat; however, increased funeral case volume and profits from the Keystone and Palm Mortuaries acquisitions delivered an overall increase in funeral gross profit.

–
Cemetery gross profit increased $1.1 million, or 3.6%, led by higher preneed revenues, particularly merchandise deliveries, while cemetery gross margin percentage was consistent with the prior year at 17.9%.

–	Net cash provided by operating activities excluding special items for the quarter increased $8.9 million to $78.6 million primarily as a result of higher pretax income.

Tom Ryan, the Company’s President and Chief Executive Officer, commented on the second quarter of 2010:

“We are very pleased with the operating performance of our Company for the second quarter. Earnings and free cash flow exceeded our internal expectations as strong comparable business performance was enhanced by the accretive contribution from the acquisitions of Keystone and Palm Mortuaries. We are also excited about our ability to grow comparable preneed funeral sales production, which increased 23% for the quarter and 17% on a year to date basis. While these sales do not have a material impact on current earnings, they increase our ability to deliver future growth in operating results and enhance shareholder value.”

REVIEW OF RESULTS FOR SECOND QUARTER 2010

Consolidated Segment Results

(In millions, except funeral services performed and average revenue per funeral service)	Three Months Ended June 30,
	2010	2009
Funeral
Funeral atneed revenue	$241.2	$222.9
Funeral recognized preneed revenue	116.3	102.6
Other revenues(1)	20.3	17.2
Total funeral revenues	$377.8	$342.7

Gross profit	$77.5	$71.1
Gross margin percentage	20.5%	20.8%

Funeral services performed	68,220	63,749
Average revenue per funeral service	$5,240	$5,106

Cemetery
Cemetery atneed revenue	$62.2	$61.3
Cemetery recognized preneed revenue	94.9	89.5
Other revenue (2)	20.4	20.4
Total cemetery revenues	$177.5	$171.2

Gross profit	$31.8	$30.7
Gross margin percentage	17.9%	17.9%

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

(2)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income, and interest and finance charges earned from customer receivables on preneed installment contracts.

Comparable Funeral Results

The table below details comparable funeral results of operations (“same store”) for the three months ended June 30, 2010 and 2009. We consider comparable operations to be those owned for the entire period beginning January 1, 2009 and ending June 30, 2010.

(Dollars in millions, except average revenue per funeral service and average revenue per contract sold)	Three Months Ended June 30,
	2010	2009
Comparable funeral revenue:
Atneed revenue	$215.9	$220.4
Recognized preneed revenue	108.8	101.7
Other funeral revenue(1)	19.3	17.1
Total comparable funeral revenues	$344.0	$339.2

Comparable gross profit	$69.1	$70.8
Comparable gross margin percentage	20.1%	20.9%

Comparable funeral services performed:
Preneed	21,995	21,860
Atneed	39,570	41,107
Total	61,565	62,967

Comparable average revenue per funeral service	$5,274	$5,115

Comparable preneed funeral production:
Sales	$147.3	$120.0
Total preneed funeral contracts sold	27,283	22,728
Average revenue per contract sold	$5,400	$5,278

(1)
Other funeral revenue consists primarily of General Agency (GA) revenues, which are commissions we receive from third-party insurance companies for life insurance policies or annuities sold to preneed customers for the purpose of funding preneed funeral arrangements.

–
Comparable funeral revenues increased $4.8 million, as higher average revenues per funeral service and higher General Agency revenues and trust fund income more than offset a decline in funeral services performed.

–
Comparable funeral gross profit was $1.7 million below the prior year and gross margin percentage decreased slightly to 20.1%, primarily reflecting the impact of higher selling compensation from increased preneed funeral sales production.  The revenues associated with these selling costs are deferred until the funeral service is performed.

–
Comparable funeral services performed decreased 2.2%, primarily related to soft demand in our relevant markets. We believe this decline is consistent with trends experienced by other funeral service providers and industry vendors.

–
The comparable average revenue per funeral service grew 3.1% over the prior year quarter. Excluding a favorable Canadian currency impact and higher funeral trust fund income, the average revenue per funeral service grew approximately 0.9%.

–
Preneed funeral sales production increased $27.3 million, or 22.8%. Total funeral contracts sold increased 20.0% while the average revenue per contract sold increased 2.3%.  A large percentage of the increase was from the performance of our Canadian operations as the implementation of a sales tax effective July 1, 2010, resulted in an increase in preneed funeral sales activity for the quarter.  Preneed funeral sales are deferred and recognized as revenues in the future when the funeral service is performed.

–	The cremation rate increased to 41.1% in the second quarter of 2010 compared to 40.4% for the same period of 2009.

Comparable Cemetery Results

The table below details comparable cemetery results of operations (“same store”) for the three months ended June 30, 2010 and 2009. We consider comparable operations to be those owned for the entire period beginning January 1, 2009 and ending June 30, 2010.

(Dollars in millions)	Three Months Ended June 30,
	2010	2009
Comparable cemetery revenue:
Atneed revenue	$60.5	$60.3
Recognized preneed revenue	92.8	88.5
Other cemetery revenue(1)	20.0	19.9
Total comparable cemetery revenues	$173.3	$168.7

Comparable gross profit	$30.6	$30.3
Comparable gross margin percentage	17.7%	18.0%

Comparable preneed and atneed cemetery sales production:
Property	$92.5	$86.3
Merchandise and services	94.4	93.3
Discounts	(19.2)	(16.3)
Preneed and atneed cemetery sales production	$167.7	$163.3
Recognition rate (2)	91%	91%

(1)
Other cemetery revenue is primarily related to cemetery merchandise and service trust fund income, endowment care trust fund income and interest and finance charges earned from customer receivables on preneed installment contracts.

(2)	Represents the ratio of current period revenue recognition stated as a percentage of current period sales production.

–
Comparable recognized preneed cemetery revenues increased $4.3 million, or 4.9%, primarily as a result of increased cemetery property sales production and higher merchandise deliveries in the current period.

–
Cemetery gross profit increased $0.3 million, or 1.0%, and gross margin percentage decreased slightly to 17.7% compared to 18.0%.  The increased revenues associated with the cemetery sales production growth was substantially offset by higher selling expenses.  Part of the increased selling expenses relates to selling costs recognized in association with an increase in deferred preneed cemetery revenue.  We expect this increase in deferred revenues to positively impact cemetery operating results in future periods.

–	Preneed and atneed cemetery sales production increased $4.4 million, or 2.7%, primarily attributable to higher property sales in the current quarter.

Other Financial Results

–
General and administrative expenses were $27.0 million in the second quarter of 2010, an increase of $0.5 million compared to the second quarter of 2009.  The current quarter included acquisition and transition expenses of $3.8 million, which were largely offset by other net overhead expense reductions.

–	Other income, net, was $4.3 million for the current quarter, reflecting the favorable foreign currency exchange impact from liability settlements between U.S. and Canadian subsidiaries.

Cash Flow and Capital Spending

Set forth below is a reconciliation of net cash provided by operating activities excluding special items to our reported net cash provided by operating activities prepared in accordance with GAAP.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net cash provided by operating activities, as reported	$77.1	$69.7	$186.0	$211.1
Transition costs	1.5	—	1.5	—
Net cash provided by operating activities excluding special items	$78.6	$69.7	$187.5	$211.1

–
Net cash provided by operating activities excluding special items for the quarter was $78.6 million, an increase of $8.9 million compared to the prior year.  In the second quarter of 2010, cash flow benefited by $15.7 million from funding an April payroll on March 31, 2010.  This was largely offset by $14.9 million of proceeds received in the second quarter of 2009 from liquidating certain life insurance assets.  Excluding these items, cash flow increased $8.1 million primarily as a result of higher pretax income in the current quarter compared to the prior year.  We also benefited from higher atneed cash receipts resulting from initiatives that improved collection rates in the current period which was offset by higher payments for trade payables.

Consistent with our financial objectives, we were successful in prudently managing our capital expenditures during the three and six month periods ended June 30, 2010.  The increase in capital spending in 2010 primarily reflects the additional properties owned as a result of the Keystone acquisition.  A summary of our capital expenditures is set forth below:

(In millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Capital improvements at existing locations	$14.7	$8.2	$24.9	$17.1
Development of cemetery property	7.7	6.9	14.7	16.1
Construction of new funeral home facilities and other growth	0.9	3.9	2.0	9.3
Total capital expenditures	$23.3	$19.0	$41.6	$42.5

2010 OUTLOOK

Eric Tanzberger, the Company’s Senior Vice President and Chief Financial Officer, commented on the Company’s outlook for 2010:

“SCI continues to generate strong cash flow, even during the recent recession and ongoing weak economic times.  During 2010 we have had particularly good success with working capital initiatives that have contributed to cash flow, including improved collection rates, especially in our atneed accounts.  We now believe that cash flow for the year will be higher than our previous guidance range provided.  While our guidance ranges for earnings and capital spending remain unchanged, we do believe that it is more likely we will report earnings in the middle to upper end of the earnings per share range below.”

Our outlook for potential earnings and cash flow in 2010 is as follows:

(In millions except per share amounts)	Original Guidance	Updated Guidance
Diluted earnings per share from continuing operations excluding special items (1)	$.48 to $.56	$.48 to $.56
Net cash provided by operating activities excluding special items (1)	$300 to $350	$330 to $360
Capital improvements at existing facilities and cemetery development expenditures	$85 to $95	$85 to $95

(1)
Diluted earnings per share excluding special items and Net cash provided by operating activities excluding special items are non-GAAP financial measures.  We normally reconcile these non-GAAP financial measures to diluted earnings per share and net cash provided by operating activities; however, diluted earnings per share and net cash provided by operating activities calculated in accordance with GAAP are not currently accessible on a forward-looking basis.  Our guidance for 2010 excludes the following because this information is not currently available for the remainder of 2010:  Gains or losses associated with asset divestitures, gains or losses associated with the early extinguishment of debt, potential tax reserve adjustments and/or cash taxes, acquisition and transition costs, and potential costs associated with settlements of litigation or the recognition of receivables for insurance recoveries associated with litigation.  The foregoing items, especially gains or losses associated with asset divestitures, could materially impact our forward-looking diluted EPS and net cash provided by operating activities calculated in accordance with GAAP, consistent with the historical disclosures found in this press release under the headings “Cash Flow and Capital Spending” and “Non-GAAP financial measures”.

This outlook reflects management’s current views and estimates regarding future economic and financial market conditions, company performance and financial results, business prospects, the competitive environment and other events.  This outlook is subject to a number of risks and uncertainties, many of which are beyond the control of SCI, that could cause actual results to differ materially from the potential results highlighted above.  A further list and description of these risks and uncertainties and other matters can be found later in this press release under “Cautionary Statement on Forward-Looking Statements”.

TRUST FUND RETURNS

Total trust fund returns include realized and unrealized gains and losses and dividends.  A summary of our consolidated trust fund returns for the three and six months ended June 30, 2010 is set forth below:

	Three Months	Six Months
Preneed Funeral	(5.9)%	(2.7)%
Preneed Cemetery	(6.4)%	(3.0)%
Cemetery Perpetual Care	(0.4)%	3.9%
Combined Trust Funds	(4.3)%	(0.6)%

NON-GAAP FINANCIAL MEASURES

Earnings from continuing operations excluding special items, diluted earnings per share from continuing operations excluding special items, and net cash provided by operating activities excluding special items shown above are all non-GAAP financial measures.  We believe these non-GAAP financial measures provide a consistent basis for comparison between quarters and better reflect the performance of our core operations, as they are not influenced by certain income, expense, and cash items not affecting continuing operations.  We also believe these measures help facilitate comparisons to our competitors’ operating results.

Set forth below is a reconciliation of earnings from continuing operations excluding special items to our reported net income attributable to common stockholders and diluted earnings per share from continuing operations excluding special items to our GAAP diluted earnings per share.  We do not intend for this information to be considered in isolation or as a substitute for other measures of performance prepared in accordance with GAAP.

	Three Months Ended June 30,
(In millions, except diluted EPS)	2010		2009
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$40.3	$.16	$23.1	$.09
After-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.8)	(.02)	5.7	.02
Acquisition and transition costs	2.3	.01	—	—
Losses (gains) on early extinguishment of debt	0.2	—	(1.2)	—
Change in certain tax reserves	0.7	—	2.4	.01
Earnings from continuing operations excluding special items	$37.7	$.15	$30.0	$.12

Diluted weighted average shares outstanding (in thousands)		253,583		251,130

	Six Months Ended June 30,
(In millions, except diluted EPS)	2010		2009
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income attributable to common stockholders, as reported	$71.2	$.28	$57.6	$.23
After-tax reconciling items:
(Gains) losses on divestitures and impairment charges, net	(5.3)	(.02)	3.0	.01
Acquisition and transition costs	4.5	.02	—	—
Losses (gains) on early extinguishment of debt	0.2	—	(2.1)	(.01)
Change in certain tax reserves	1.5	—	2.4	.01
Earnings from continuing operations excluding special items	$72.1	$.28	$60.9	$.24

Diluted weighted average shares outstanding (in thousands)		254,862		250,672

Conference Call and Webcast

We will host a conference call on Thursday, July 29, 2010, at 9:00 a.m. Central Time.  A question and answer session will follow a brief presentation made by management.  The conference call dial-in number is (617) 786-2905 with the passcode of 91118618.  The conference call will also be broadcast live via the Internet and can be accessed through our website at www.sci-corp.com.  A replay of the conference call will be available through August 5, 2010 and can be accessed at (617) 801-6888 with the passcode of 70013657.  Additionally, a replay of the conference call will be available on our website for approximately ninety days.

Cautionary Statement on Forward-Looking Statements

The statements in this press release that are not historical facts are forward-looking statements made in reliance on the "safe harbor" protections provided under the Private Securities Litigation Reform Act of 1995. These statements may be accompanied by words such as "believe," "estimate," "project," "expect," "anticipate" or "predict," that convey the uncertainty of future events or outcomes. These statements are based on assumptions that we believe are reasonable; however, many important factors could cause our actual results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by us, or on our behalf.  Important factors, which could cause actual results to differ materially from those in forward-looking statements include, among others, the following:

•
Changes in general economic conditions, both domestically and internationally, impacting financial markets (e.g., marketable security values, access to capital markets, as well as currency and interest rate fluctuations) that could negatively affect us, particularly, but not limited to, levels of trust fund income, interest expense, and negative currency translation effects.

•	Changes in operating conditions such as supply disruptions and labor disputes.

•
Our inability to achieve the level of cost savings, productivity improvements or earnings growth anticipated by management, whether due to significant increases in energy costs (e.g., electricity, natural gas and fuel oil), costs of other materials, employee-related costs or other factors.

•	Our inability to complete acquisitions, divestitures or strategic alliances as planned or to realize expected synergies and strategic benefits.
•
The outcomes of pending lawsuits, proceedings, and claims against us and the possibility that insurance coverage is deemed not to apply to these matters or that an insurance carrier is unable to pay any covered amounts to us.

•	Allegations regarding compliance with laws, regulations, industry standards, and customs regarding funeral or burial procedures and practices.
•	The amounts payable by us with respect to our outstanding legal matters exceeding our established reserves.
•	Amounts that we may be required to replenish into our affiliated funeral and cemetery trust funds in order to meet minimum funding requirements.
•
The outcome of pending Internal Revenue Service audits.  We maintain accruals for tax liabilities which relate to uncertain tax matters.  If these tax matters are unfavorably resolved, we will make any required payments to tax authorities. While such payments would affect our cash flow, we do not believe it would impair our ability to service debt or our overall liquidity.  If these tax matters are favorably resolved, the accruals maintained by us will no longer be required, and these amounts will be released through the tax provision at the time of resolution.

•
Our ability to manage changes in consumer demand and/or pricing for our products and services due to several factors, such as changes in numbers of deaths, cremation rates, competitive pressures, and local economic conditions.

•	Changes in domestic and international political and/or regulatory environments in which we operate, including potential changes in tax, accounting, and trusting policies.
•	Changes in credit relationships impacting the availability of credit and the general availability of credit in the marketplace.
•	Our ability to successfully access surety and insurance markets at a reasonable cost.
•	Our ability to successfully leverage our substantial purchasing power with certain of our vendors.
•
The effectiveness of our internal control over financial reporting, and our ability to certify the effectiveness of the internal controls and to obtain an unqualified attestation report of our auditors regarding the effectiveness of our internal control over financial reporting.

•	The possibility that restrictive covenants in our credit agreement may prevent us from engaging in certain transactions.
•
Our ability to buy our common stock under our share repurchase programs, which could be impacted by, among others, restrictive covenants in our bank agreements, unfavorable market conditions, the market price of our common stock, the nature of other investment opportunities presented to us from time to time, and the availability of funds necessary to continue purchasing common stock.

•	The financial conditions of third-party insurance companies that fund our preneed funeral contracts may impact our future revenues.
•	Declines in overall economic conditions beyond our control could reduce future potential earnings and cash flows and could result in future goodwill impairments.
•	Our funeral and cemetery trust funds’ investments in equity securities, fixed income securities, and mutual funds may be impacted by market conditions that are beyond our control.
•
Failure to realize the anticipated benefits and/or successful implementation of the acquisition of Keystone, which could prove to be disruptive and could result in the combined business failing to meet our expectations.

For further information on these and other risks and uncertainties, see our Securities and Exchange Commission filings included in our 2009 Annual Report on Form 10-K, which was filed February 25, 2010.  Copies of this document as well as other SEC filings can be obtained from our website at www.sci-corp.com. We assume no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by us, whether as a result of new information, future events or otherwise.

About Service Corporation International

Service Corporation International (NYSE: SCI), headquartered in Houston, Texas, is North America’s leading provider of deathcare products and services.  At June 30, 2010, we owned and operated 1,412 funeral homes and 382 cemeteries (of which 218 are combination locations) in 44 states, eight Canadian provinces, the District of Columbia and Puerto Rico.  Through our businesses, we market the Dignity Memorial® brand which offers assurance of quality, value, caring service, and exceptional customer satisfaction.  For more information about Service Corporation International, please visit our website at www.sci-corp.com.  For more information about Dignity Memorial®, please visit www.dignitymemorial.com.

For additional information contact:
Investors:	Debbie Young – Director / Investor Relations	(713) 525-9088
Media:	Lisa Marshall – Managing Director / Corporate Communications	(713) 525-3066

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$555,273	$513,949	$1,086,136	$1,024,544
Costs and expenses	(445,975)	(412,124)	(864,531)	(822,599)
Gross profit	109,298	101,825	221,605	201,945
General and administrative expenses	(26,974)	(26,466)	(53,175)	(48,252)
Gains (losses) on divestitures and impairment charges, net	13,602	(6,289)	13,122	941
Operating income	95,926	69,070	181,552	154,634
Interest expense	(32,483)	(32,386)	(64,784)	(64,056)
(Loss) gain on early extinguishment of debt	(291)	1,830	(291)	3,440
Other income, net	4,273	1,388	2,389	545
Income from continuing operations before income taxes	67,425	39,902	118,866	94,563
Provision for income taxes	(27,198)	(16,322)	(47,314)	(36,603)
Net income	40,227	23,580	71,552	57,960
Net loss (income) attributable to noncontrolling interests	58	(476)	(355)	(326)
Net income attributable to common stockholders	$40,285	$23,104	$71,197	$57,634

Basic earnings per share	$.16	$.09	$.28	$.23
Diluted earnings per share	$.16	$.09	$.28	$.23

Basic weighted average number of shares	251,763	250,977	253,074	250,461
Diluted weighted average number of shares	253,583	251,130	254,862	250,672

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(In thousands, except share amounts)

	June 30, 2010	December 31, 2009

Current assets:
Cash and cash equivalents	$152,242	$179,745
Receivables, net	83,646	92,189
Deferred tax asset	52,270	51,534
Inventories	33,155	31,117
Current assets held for sale	515	1,197
Other	23,909	21,640
Total current assets	345,737	377,422
Preneed funeral receivables, net and trust investments	1,335,778	1,356,353
Preneed cemetery receivables, net and trust investments	1,362,650	1,382,717
Cemetery property, at cost	1,500,550	1,489,065
Property and equipment, net	1,657,873	1,591,074
Non-current assets held for sale	234	80,901
Goodwill	1,284,114	1,201,332
Deferred charges and other assets	404,427	522,389
Cemetery perpetual care trust investments	914,664	889,689
	$8,806,027	$8,890,942

Current liabilities:
Accounts payable and accrued liabilities	$303,156	$314,277
Current maturities of long-term debt	26,838	49,957
Current liabilities held for sale	—	501
Income taxes	4,018	2,236
Total current liabilities	334,012	366,971
Long-term debt	1,835,661	1,840,532
Deferred preneed funeral revenues	588,037	596,966
Deferred preneed cemetery revenues	826,757	817,543
Deferred income taxes	293,969	246,730
Non-current liabilities held for sale	649	68,332
Other liabilities	380,693	378,768
Deferred preneed funeral and cemetery receipts held in trust	2,147,443	2,201,403
Care trusts’ corpus	914,832	890,909

Stockholders’ Equity:
Common stock, $1 per share par value, 500,000,000 shares authorized, 254,947,906 and 254,027,384 shares issued, respectively, 248,707,810 and 254,017,384 shares outstanding, respectively	248,708	254,017
Capital in excess of par value	1,672,942	1,735,493
Accumulated deficit	(532,679)	(603,876)
Accumulated other comprehensive income	94,637	97,142
Total common stockholders’ equity	1,483,608	1,482,776
Noncontrolling interests	366	12
Total Equity	1,483,974	1,482,788
	$8,806,027	$8,890,942

SERVICE CORPORATION INTERNATIONAL
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
(In thousands)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net income	$71,552	$57,960
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on early extinguishment of debt, net	291	(3,440)
Depreciation and amortization	58,343	55,438
Amortization of intangible assets	12,136	10,855
Amortization of cemetery property	14,366	13,940
Amortization of loan costs	2,286	1,694
Provision for doubtful accounts	1,640	5,905
Provision for deferred income taxes	32,420	32,924
Gains on divestitures and impairment charges, net	(13,122)	(941)
Share-based compensation	4,545	5,168
Excess tax benefits from share based awards	(695)	—
Change in assets and liabilities, net of effects from acquisitions and divestitures:
Decrease in receivables	11,034	12,642
Decrease in other assets	5,255	9,183
(Decrease) increase in payables and other liabilities	(7,925)	4,105
Effect of preneed funeral production and maturities:
Decrease in preneed funeral receivables and trust investments	32,095	11,019
(Decrease) increase in deferred preneed funeral revenue	(5,805)	4,752
Decrease in funeral deferred preneed funeral receipts held in trust	(26,897)	(15,838)
Effect of preneed cemetery production and deliveries:
Increase in preneed cemetery receivables and trust investments	(20,321)	(5,369)
Increase in deferred preneed cemetery revenue	17,536	20,794
Decrease in cemetery deferred preneed cemetery receipts held in trust	(2,227)	(9,673)
Other	(477)	—
Net cash provided by operating activities	186,030	211,118
Cash flows from investing activities:
Capital expenditures	(41,614)	(42,470)
Proceeds from divestitures and sales of property and equipment	59,878	14,788
Acquisitions	(281,792)	(219)
Net deposits of restricted funds and other	26,441	129
Net cash used in investing activities	(237,087)	(27,772)
Cash flows from financing activities:
Proceeds from the issuance of long term debt	175,000	—
Debt issuance costs	(6,203)	—
Payments of debt	(31,807)	(31,689)
Early extinguishment of debt	(23,091)	(69,540)
Principal payments on capital leases	(11,867)	(13,045)
Proceeds from exercise of stock options	1,456	2,363
Excess tax benefits from share based awards	695	—
Purchase of Company common stock	(55,225)	—
Payments of dividends	(20,352)	(20,020)
Bank overdrafts and other	(7,336)	(13,394)
Net cash provided by (used in) financing activities	21,270	(145,325)
Effect of foreign currency	2,284	3,971
Net (decrease) increase in cash and cash equivalents	(27,503)	41,992
Cash and cash equivalents at beginning of period	179,745	128,397
Cash and cash equivalents at end of period	$152,242	$170,389